Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
mark.melnyk@hgv.com	lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Completes $269 Million Term Securitization

ORLANDO, Fla. (Aug. 11, 2022) – Hilton Grand Vacations Inc. (NYSE:HGV) announces today the completion of a $269 million securitization of Hilton Grand Vacations ownership loans through Hilton Grand Vacations Trust 2022-2 (“the Trust”). Four classes of Notes were issued by the Trust, including approximately $153 million of Class A Notes, approximately $73 million of Class B Notes, approximately $26 million of Class C Notes, and approximately $17 million of Class D Notes.

The Class A Notes have an interest rate of 4.30%, the Class B Notes have an interest rate of 4.74%, the Class C Notes have an interest rate of 5.57%, and the Class D Notes have an interest rate of 8.73%, for an overall weighted average interest rate of 4.83% and overall advance rate of 96%.

“We’re pleased with the results of our investor outreach, welcoming five new investors to the platform, allowing us to price well inside a 5% coupon despite higher benchmark rates since our first deal earlier in the year,” said Dan Mathewes, chief financial officer of Hilton Grand Vacations. “The strength of execution and ability to tighten spreads across all classes of notes is testament to the market depth and continued focus on timeshare asset backed collateral.”

Proceeds of the issuance, net of fees, will be used to pay down debt and for other general corporate purposes.

The Notes were offered in a private placement within the U.S. to qualified institutional buyers pursuant to Rule 144A and outside the U.S. in accordance with Regulation S under the Securities Act of 1933, as amended. This press release is an announcement of record only and does not constitute an offer to sell or the solicitation of an offer to buy the Notes, all of which have been sold. The transaction was rated by Standard & Poor’s Financial Services LLC (S&P) and Moody’s Investor Service, Inc (Moody’s).

Important Notice

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates projections and other information available to management at the time HGV makes such statements. Words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “potential,” “goal,” “continues,” “future,” “targets,” “plans,” “predicts,” “intends,” “would,” “should,” “could,” or similar expressions indicate a forward-looking statement; however, not all forward-looking statements include these identifying words. The forward-looking statements contained in this press release include statements related to HGV’s expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.

These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, that may cause its actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition and/or credit rating. For a more detailed discussion of these factors see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that may update or supplement such disclosure.

HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made, and HGV disclaims any intent or obligation to update or revise any forward-looking statement made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

About Hilton Grand Vacations Inc. Hilton Grand Vacations Inc. (NYSE: HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. As one of Hilton’s 18 premier brands, Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 720,000 owners. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world. For more information, visit www.hiltongrandvacations.com.

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